UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
ZUORA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Notice of 2019 Annual Meeting of Stockholders
May 8, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (Annual Meeting) of Zuora, Inc. The Annual Meeting will be held at the San Mateo Marriott hotel located at 1770 S. Amphlett Blvd., San Mateo, CA 94402 on Tuesday, June 18, 2019 at 9:30 a.m. Pacific Time. We will hold the Annual Meeting for the following purposes, which are more fully described in the attached Proxy Statement:

1.
To elect two Class I directors nominated by our Board of Directors to serve until our 2022 annual meeting of stockholders or until such director’s successor is duly elected and qualified, subject to their earlier resignation or removal.

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020.

We will also consider any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. At this time, we are not aware of any other matters to be submitted for consideration at the Annual Meeting.

All of our stockholders of record at the close of business on April 24, 2019 are entitled to attend and vote at the Annual Meeting. Every stockholder vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by Internet or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not affect your right to attend the Annual Meeting and to vote your shares in person.

Our Board of Directors recommends that you vote “FOR ALL" nominees for Class I director named in this Proxy Statement and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020.

On or about May 8, 2019, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access the Proxy Statement for our Annual Meeting (Proxy Statement), and our 2019 Annual Report on Form 10-K. The Notice provides instructions on how to vote online and by telephone, and how to receive a paper copy of the proxy materials by mail.

Thank you for your ongoing support and continued interest in Zuora.

Very truly yours,

Jennifer W. Pileggi
Senior Vice President, General Counsel, and Corporate Secretary

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and our 2019 Annual Report on Form 10-K are available at: http://www.viewproxy.com/Zuora/2019

Proxy Statement for 2019 Annual Meeting of Stockholders

i

Proxy Statement for 2019 Annual Meeting of Stockholders

INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the Board of Directors of Zuora, Inc. for use at our 2019 Annual Meeting of Stockholders (Annual Meeting), to be held at the San Mateo Marriott hotel located at 1770 S. Amphlett Blvd., San Mateo, CA 94402 on Tuesday, June 18, 2019 at 9:30 a.m. Pacific Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials, this Proxy Statement for the Annual Meeting (Proxy Statement), and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about May 8, 2019. The Notice of Internet Availability of Proxy Materials provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.
In this Proxy Statement, we refer to Zuora, Inc. as “Zuora,” “we” or “us.”
INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with rules of the U.S. Securities and Exchange Commission (SEC), we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.
Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2019 can be accessed directly at http://www.viewproxy.com/Zuora/2019.
GENERAL INFORMATION ABOUT THE MEETING
Purpose of the Annual Meeting
You are receiving this Proxy Statement because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.
Record Date; Quorum
Only holders of record of our Class A common stock and Class B common stock at the close of business on April 24, 2019, the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 84,819,189 shares of Class A common stock and 25,939,911 shares of Class B common stock outstanding and entitled to vote.
In order to hold the Annual Meeting, there must be a quorum, which means that the holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, each share of Class A common stock represents one vote and each share of Class B common stock represents ten votes. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (a) shares held directly in your name as the stockholder of record and (b) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote in person at the Annual Meeting or through the Internet, by telephone, or, if you request or receive paper proxy materials, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Each director will be elected by a plurality of the votes cast, which means that the two individuals nominated for election to our Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL” nominees, “WITHHOLD ALL” authority to vote for any nominee, or “FOR ALL EXCEPT” the nominee you specify. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Abstentions (shares present at the Annual Meeting and marked “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020, is considered a routine matter. The election of two Class I directors and any other proposals that may be presented at the Annual Meeting are non-routine matters. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Board of Directors' Voting Recommendations
Our Board of Directors recommends that you vote “FOR ALL” nominees for the Class I directors named in this Proxy Statement (Proposal No. 1), and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020 (Proposal No. 2). None of our directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors so nominated.

Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:

•	vote in person—stockholders who attend the Annual Meeting may vote in person;

•	vote through the Internet—in order to do so, please follow the instructions shown on your proxy card;

•	vote by telephone—in order to do so, please use the telephone number on your proxy card; or

•
vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Proxy Tabulation Dept. c/o Alliance Advisors LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ  07003. Your completed, signed and dated proxy card must be received prior to the Annual Meeting.

Unless you plan to vote in person at the Annual Meeting, your vote must be received by 11:59 p.m. Eastern Time on June 17, 2019, in order for it to be included in the ballots cast for the proposals presented in this Proxy Statement. Submitting your proxy through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee on how to direct your nominee to vote your shares. For Proposal No. 1, you may vote “FOR ALL" nominees to our board of directors, “WITHHOLD ALL" authority to vote for any nominee or “FOR ALL EXCEPT” the nominee you specify. For Proposal No. 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
If you indicate a choice on your proxy card on a particular proposal to be acted upon, the shares will be voted as you indicated. If you are a stockholder of record and you return a signed proxy card but do not indicate how you wish to vote, the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If you do not return the proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card through the Internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. In addition, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet or by telephone, you are responsible for any Internet or phone access charges you may incur.

Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again through the Internet or telephone; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and will be published in a Current Report on Form 8-K, which we expect to file with the SEC within four business days of the Annual Meeting.

CORPORATE GOVERNANCE
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of Zuora. Our Corporate Governance Guidelines are available without charge on our website at https://investor.zuora.com/governance/governance-documents. Our Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines periodically, and changes are recommended to our Board of Directors as warranted.
Global Code of Business Conduct and Ethics
We are committed to ethical business practices and, accordingly, we have adopted a Global Code of Business Conduct and Ethics (Code of Conduct) that applies to all the members of our Board of Directors, officers and employees. Our Code of Conduct is available on our website at https://investor.zuora.com/governance/governance-documents. We intend to disclose future amendments to certain portions of the Code of Conduct or waivers of such provisions granted to executive officers and directors on our website, as permitted under applicable New York Stock Exchange and SEC rules.
Board Leadership Structure
Our Board of Directors believes it is important to have flexibility in selecting our chairman and board leadership structure. Accordingly, our Corporate Governance Guidelines allow for the positions of chairman and chief executive officer to be held by the same person. The Board of Directors believes that it is currently in the best interest of Zuora and its stockholders for Tien Tzuo to serve in both roles. Mr. Tzuo co-founded and has led Zuora since November 2007. Our Board of Directors believes that Mr. Tzuo’s strategic vision for our business, his in-depth knowledge of our platform and operations and the software technology industry, and his experience as our Chief Executive Officer since 2007 make him well qualified to serve as both our Chairman and Chief Executive Officer.
Our Corporate Governance Guidelines provide that, when the positions of chairperson and chief executive officer are held by the same person, our Board of Directors will designate a “lead independent director” by a majority vote of the independent directors. Magdalena Yesil has served as our Lead Independent Director since March 2018. The responsibilities of our Lead Independent Director include: scheduling and setting the agenda for meetings of the Board in consultation with the Chairman, serving as chairperson of Board meetings when the Chairman is not present, presiding at executive sessions of independent directors, serving as a liaison between the Chairman and the independent directors, consulting with the Chairman regarding the information sent to our Board of Directors in connection with its meetings, having the authority to call meetings of our Board of Directors and meetings of the independent directors, being available under appropriate circumstances for consultation and direct communication with stockholders, encouraging dialogue between the independent directors and management, and performing such other functions and responsibilities as requested by our Board of Directors from time to time. Our Board of Directors believes the role of Lead Independent Director provides an appropriate balance in Zuora's leadership to the combined role of Chairman and Chief Executive Officer, and that the responsibilities assigned to the Lead Independent Director help ensure a strong, independent and active Board.
Independence of Directors
The listing rules of the New York Stock Exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent.

In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or be an affiliated person of the listed company or any of its subsidiaries.
Our Board of Directors conducts an annual review of the independence of our directors. In its most recent review, our Board of Directors determined that Peter Fenton, Kenneth A. Goldman, Timothy Haley, Jason Pressman, Michelangelo Volpi, and Magdalena Yesil, representing six of our seven directors, are “independent directors” as defined under the applicable rules, regulations, and listing standards of the New York Stock Exchange and the applicable rules and regulations promulgated by the SEC. Our Board of Directors has also determined that all members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent and satisfy the relevant SEC and New York Stock Exchange independence requirements for such committees.
Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our Board of Directors. Copies of the charters for each committee are available on our website at https://investor.zuora.com/governance/governance-documents. Members serve on these committees until their resignations or until otherwise determined by our Board of Directors.
Audit Committee
Our Audit Committee is composed of Mr. Goldman (Chair), Mr. Fenton and Mr. Volpi. Each member of our Audit Committee is independent under New York Stock Exchange listing standards and SEC rules and regulations. Each member of our Audit Committee is financially literate as required by New York Stock Exchange listing standards. Our Board of Directors has also determined that simultaneous service by Mr. Goldman on the Audit Committees of four other public companies does not impair his ability to serve on our Audit Committee. In addition, our Board of Directors has determined that Mr. Goldman is an “Audit Committee financial expert” as defined in SEC regulations. Our Audit Committee is responsible for, among other things:

•	selecting a firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	considering the adequacy of our internal controls and internal audit function;

•	reviewing proposed waivers of our Code of Conduct for directors, executive officers, and employees (with waivers for directors or executive officers to be approved by the Board of Directors);

•	reviewing material related party transactions or those that require disclosure; and

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by our independent registered public accounting firm.

Compensation Committee
Our Compensation Committee is composed of Mr. Haley (Chair) and Mr. Pressman. The composition of our Compensation Committee meets the requirements for independence under New York Stock Exchange listing standards and SEC rules and regulations. Each member of the Compensation Committee is also a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee is responsible for, among other things:

•	reviewing and approving the compensation of our executive officers, other than our chief executive officer whose compensation is approved by our Board of Directors;

•	evaluating the performance of our chief executive officer in light of our goals and objectives;

•	reviewing and recommending to our Board of Directors the compensation of our directors;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans; and

•	reviewing our overall compensation philosophy.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Ms. Yesil (Chair) and Mr. Haley. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under New York Stock Exchange listing standards and SEC rules and regulations. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our Board of Directors;

•	recommending directors to serve on board committees;

•	reviewing and recommending our Corporate Governance Guidelines and policies;

•	reviewing succession plans for senior management positions, including the chief executive officer;

•	evaluating, and overseeing the process of evaluating, the performance of our Board of Directors and individual directors; and

•	assisting our Board of Directors on corporate governance matters.
Our Board of Directors’ Role in Risk Oversight
Our Board of Directors, as a whole, has responsibility for risk oversight, although the committees of our Board of Directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our Board of Directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our Board of Directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity and tax), legal, regulatory, cybersecurity, privacy, compliance and reputational risks. Our Board of Directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular Board meeting, receives reports on all significant committee activities at each regular Board meeting, and evaluates the risks inherent in significant transactions. Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management.
Each committee of our Board of Directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. Our Audit Committee reviews our major financial risk exposures, our internal controls over financial reporting, our disclosure controls and procedures and legal and regulatory compliance, and, among other things, discusses with management and our independent auditor risk assessment and risk management matters. Our Audit Committee also reviews matters relating to cybersecurity and data privacy and security and reports to our Board of Directors regarding such matters. Our Compensation Committee evaluates our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such exposures. Our Nominating and Corporate Governance Committee assesses risks relating to our corporate governance practices and the independence of our Board of Directors and reviews and discusses the narrative disclosure regarding our Board of Directors’ leadership structure and role in risk oversight. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.
Board and Committee Meetings and Attendance
Our Board of Directors and its committees meet regularly throughout the year, and also hold special meetings from time to time. During the fiscal year ended January 31, 2019 (fiscal 2019), our Board of Directors met four times, the Audit Committee met eight times, the Compensation Committee met four times, and the Nominating and Corporate Governance Committee met once. During fiscal 2019, each member of our Board of Directors attended at least 75% of the aggregate of all meetings of our Board of Directors and of all meetings of committees of our Board of Directors on which such member served that were held during the period in which such director served.
Executive Sessions
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our lead independent director, Ms. Yesil, is the presiding director at these meetings.
Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee during fiscal 2019 included Mr. Haley and Mr. Pressman. None of the members of our compensation committee in fiscal 2019 was at any time during fiscal 2019 or at any other time an officer or employee of Zuora or any of our subsidiaries. In addition, during fiscal 2019, none of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee.
Board Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each member of our Board of Directors to be present at our annual meetings of stockholders. We completed our initial public offering in April 2018 and did not have an annual meeting of stockholders during the fiscal year ended January 31, 2018 (fiscal 2018).
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board as a group, a committee of our Board of Directors, or one or more individual members of our Board (including our Chairman or Lead Independent Director, if any) may do so by sending written communications addressed to: Corporate Secretary, Zuora, Inc., 3050 South Delaware Street, Suite 301, San Mateo, California 94403. All stockholder communications we receive that are addressed to our Board of Directors will be reviewed and compiled by our Corporate Secretary and provided to the members of our Board of Directors, as appropriate. If the correspondence is not addressed to a particular director, such correspondence will be forwarded, depending on the subject matter, to the Chair of the Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee. Sales materials, abusive, threatening or otherwise inappropriate materials and items unrelated to the duties and responsibilities of our Board of Directors will not be provided to our directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our Code of Conduct requires our employees and directors to avoid situations where their personal interests may, or may appear to, conflict with our interests. In addition, our directors, if appropriate, are required to recuse themselves from Board discussions when their participation could be perceived as creating such a conflict.
Our Audit Committee is responsible for reviewing and approving all related party transactions, except for transactions involving any member of the Audit Committee, which are reviewed by the Nominating and Corporate Governance Committee. Related parties include each of our directors and executive officers, certain of our stockholders and the immediate family members of any of the foregoing. We have adopted written policies and procedures regarding the identification of related parties and transactions, and the approval process for such transactions. The Audit Committee will consider each proposed transaction in light of the specific facts and circumstances presented, including but not limited to the risks, costs, and benefits to us and the availability from other sources of comparable products or services.
From the beginning of fiscal 2019 through the date of this Proxy Statement, there have been no transactions, and there are currently no proposed transactions, involving an amount in excess of $120,000 in which Zuora has been (or will be) a participant and in which any executive officer, director, five percent beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except the compensation arrangements described in this Proxy Statement for our named executive officers and directors.
Participation in Our Initial Public Offering
In April 2018, in connection with our initial public offering and at our request, the underwriters sold 461,150 shares of our Class A common stock at the initial public offering price per share to certain customers and partners, as well as friends and family members of our executive officers and certain members of senior management. Certain of our executive officers and their affiliates purchased shares in the directed share program. The table below sets forth the aggregate number of shares issued to our directors, executive officers, holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, through the directed share program that exceeded an aggregate purchase price of $120,000:

Purchaser	Relationship	Shares	Aggregate Purchase Price
Sally Chou	Sister-in-law of Brent Cromley, Jr., an executive officer	10,000	$140,000
Taya Cromley	Sister of Brent Cromley, Jr., an executive officer	10,000	$140,000
Brent Cromley, Sr.	Father of Brent Cromley, Jr., an executive officer	10,000	$140,000
Giano Cromley	Brother of Brent Cromley, Jr., an executive officer	10,000	$140,000
Ann Sloat	Mother of Tyler Sloat, an executive officer	50,000	$700,000
Huan Tzuo	Father of Tien Tzuo, an executive officer	30,000	$420,000
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our restated bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers. For more information regarding these agreements, see the section titled “Executive Compensation–Limitations on Liability and Indemnification Matters.”

NOMINATION PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the Committee’s charter, our restated certificate of incorporation and restated bylaws, our Corporate Governance Guidelines and the criteria approved by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. In addition, the Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing a diverse, experienced and highly qualified Board of Directors, the Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board of Directors the desired qualifications, expertise and characteristics of members of our Board of Directors, including any specific minimum qualifications that the Committee believes must be met by a committee-recommended nominee for membership on our Board of Directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board of Directors to possess.
Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our Board of Directors from time to time, our Board of Directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and the New York Stock Exchange listing requirements and the provisions of our restated certificate of incorporation, restated bylaws, Corporate Governance Guidelines, and charters of the committees of our Board of Directors. In addition, neither our Board of Directors nor our Nominating and Corporate Governance Committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the Nominating and Corporate Governance Committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our Board of Directors in the context of its existing composition. Through the nomination process, the Nominating and Corporate Governance Committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our Board of Directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes a summary of the individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS
Our Board of Directors currently consists of seven directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2020 and 2021, respectively. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the two Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2022 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal.
Shares represented by proxies will be voted “FOR ALL” nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.
Nominees to Our Board of Directors
The nominees and their ages, occupations and length of service on our Board of Directors as of March 31, 2019, are provided in the table below. In addition, their biographical descriptions are set forth below the table.

Name of Director/Nominee	Age	Position	Director Since
Class I Directors:
Timothy Haley(1)(2)	64	Director	October 2010
Magdalena Yesil(1)*	60	Director	May 2017
_____________________

*	Lead independent director

(1)	Member of the Nominating and Corporate Governance Committee

(2)	Member of the Compensation Committee
Timothy Haley has served as a member of our Board of Directors since October 2010. Mr. Haley is a Managing Director at Redpoint Ventures, a venture capital firm, which he co-founded in 1999. Prior to co-founding Redpoint Ventures, Mr. Haley was a Managing Director of Institutional Venture Partners, a venture capital firm. From 1986 to 1998, Mr. Haley was the President of Haley Associates, an executive recruiting firm in the high technology industry. Mr. Haley currently serves on the board of directors of Netflix, Inc., 2U, Inc., and several private companies. Mr. Haley is also on the Board of Trustees of Santa Clara University. Mr. Haley holds a B.A. in philosophy from Santa Clara University. We believe that Mr. Haley brings strategic and financial experience to the Board of Directors. He has evaluated, invested in, and served as a board member on numerous companies. His executive recruiting background also provides the Board of Directors with insight into talent selection and management.
Magdalena Yesil has served as a member of our Board of Directors since May 2017. She is the Executive Chair of Informed, Inc., d/b/a DriveInformed, a software company serving the auto lending industry, since April 2016. In 2010, Ms. Yesil co-founded Broadway Angels, an angel investment group. Ms. Yesil was also an early investor in salesforce.com, inc. and served on that company’s board of directors for more than five years. She was a General Partner at U.S. Venture Partners, a venture capital firm, from 1998 to 2006. Ms. Yesil founded MarketPay Associates, L.L.C., a software company, and served as its Chief Executive Officer and President from

1996 to 1997. Ms. Yesil co-founded and served as Vice President of Marketing and Technology of CYCH, Inc. (f/k/a CyberCash, Inc.), a secure electronic payment company. Ms. Yesil currently serves on the board of directors of Smartsheet Inc. and several private companies. Ms. Yesil also served on the Board of Directors of RPX Corporation from March 2017 to June 2018. Ms. Yesil received a B.S. in industrial engineering and management science and an M.S. in electrical engineering from Stanford University. We believe Ms. Yesil is qualified to serve as a member on our Board of Directors based on her extensive experience as an investor in the technology industry, as a founder of multiple technology companies, as well as her public and private company board experience.
Continuing Directors
The directors who are serving for terms that end following the Annual Meeting and their ages, occupations and length of service on our Board of Directors as of March 31, 2019 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director	Age	Position	Director Since
Class II Directors:
Jason Pressman(1)	45	Director	September 2008
Michelangelo Volpi(2)	52	Director	November 2011
Class III Directors:
Peter Fenton(2)	46	Director	December 2007
Kenneth A. Goldman(2)	69	Director	February 2016
Tien Tzuo	51	Chairman of the Board of Directors and Chief Executive Officer	November 2007
_____________________

(1)	Member of Compensation Committee

(2)	Member of the Audit Committee

Jason Pressman has served as a member of our Board of Directors since September 2008. Mr. Pressman is a Managing Director at Shasta Ventures, a venture capital firm, where he has worked since 2005. Prior to Shasta Ventures, Mr. Pressman served as a Vice President of Strategy and Operations at Walmart.com, a subsidiary of Wal-Mart Stores, Inc., a worldwide retailer, from 2000 to 2004. Mr. Pressman is currently a member of the board of directors of several private companies. Mr. Pressman holds a B.S. in finance from the University of Maryland, College Park and an M.B.A. from Stanford University. We believe that Mr. Pressman is qualified to serve on our Board of Directors because of his operations and strategy experience gained from the retail industry and for his corporate finance expertise gained in the venture capital industry serving on boards of directors of various technology companies.
Michelangelo Volpi has served as a member of our Board of Directors since November 2011. Mr. Volpi is a Partner at Index Ventures, a venture capital firm, where he has worked since 2009. From 2007 to 2009, Mr. Volpi served as Chief Executive Officer of Joost N.V., an internet video services company. From 1994 to 2007, Mr. Volpi served in various executive roles at Cisco Systems, Inc., a technology company, including as Senior Vice President and General Manager, Routing and Service Provider Group and as Chief Strategy Officer. Mr. Volpi currently serves on the board of directors of Elastic N.V., Fiat Chrysler Automobiles N.V., Sonos, Inc., and several private companies. Mr. Volpi also served on the Boards of Directors of Hortonworks, Inc. from October 2011 to January 2019, and Pure Storage, Inc. from April 2014 to October 2018. Mr. Volpi earned a B.S. in mechanical engineering, an M.S. in manufacturing systems engineering, and an M.B.A. from Stanford University. Mr. Volpi’s qualifications for board service include his leadership experience, expertise as a venture capital investor, knowledge regarding the enterprise technology industry, and his service on the boards of directors of numerous public and private companies.

Peter Fenton has served as a member of our Board of Directors since December 2007. Since 2006, Mr. Fenton has served as a General Partner of Benchmark Capital Partners, a venture capital firm. From 1999 to 2006, Mr. Fenton served as a Managing Partner at Accel Partners, a venture capital firm. Mr. Fenton currently serves on the board of directors of Cloudera, Inc., Elastic N.V., New Relic, Inc., and several private companies. Mr. Fenton also served on the Boards of Directors of Twitter, Inc. from February 2009 to May 2017, Zendesk, Inc. from March 2015 to November 2017, Hortonworks, Inc. from July 2011 to January 2019, and Yelp, Inc. from September 2006 to March 2019. Mr. Fenton holds a B.A. in philosophy and an M.B.A. from Stanford University. We believe Mr. Fenton is qualified to serve as a member of our Board of Directors because of his extensive experience in the venture capital industry, his knowledge of technology companies, and his service on the boards of directors of various public and private companies.
Kenneth A. Goldman has served as a member of our Board of Directors since February 2016. Mr. Goldman has served as the President of Hillspire LLC, a wealth management service provider, since September 2017. From October 2012 to June 2017, Mr. Goldman served as the Chief Financial Officer of Yahoo! Inc. Prior to this, Mr. Goldman was the Senior Vice President and Chief Financial Officer of Fortinet Inc., a provider of threat management technologies, from 2007 to 2012. From 2006 to 2007, Mr. Goldman served as Executive Vice President and Chief Financial Officer of Dexterra, Inc., a mobile enterprise software company. From 2000 until 2006, Mr. Goldman served as Senior Vice President of Finance and Administration and Chief Financial Officer of Siebel Systems, Inc. From January 2015 to December 2017, Mr. Goldman served as a member of the PCAOB, Standing Advisory Group. Mr. Goldman currently serves on the board of directors of GoPro, Inc., NXP Semiconductor N.V., TriNet Group, Inc., RingCentral, Inc. and several private companies. Mr. Goldman is also on the board of directors of the SASB (Sustainability Accounting Standard Board) Foundation, which is responsible for the financing, oversight, administration and appointment of the SASB Standard Board. In addition, he is a Trustee Emeritus on the board of trustees of Cornell University. Mr. Goldman holds a B.S. in electrical engineering from Cornell University and an M.B.A. from Harvard Business School. We believe Mr. Goldman is qualified to serve as a member of our Board of Directors based on his experience serving on the boards of directors of numerous companies, his extensive executive experience, and his prior experience as a member of the Financial Accounting Standards Advisory Council and the PCAOB’s Standing Advisory Group.
Tien Tzuo has served on our Board of Directors and as our Chief Executive Officer since November 2007 and as the Chairman of our Board of Directors since December 2017. Prior to joining us, Mr. Tzuo served as Chief Strategy Officer at salesforce.com, inc., a provider of customer relationship management software, from 2005 to 2008, and as Chief Marketing Officer from 2003 to 2005. Mr. Tzuo holds a B.S. in electrical engineering from Cornell University and an M.B.A. from Stanford University. We believe that Mr. Tzuo is qualified to serve on our Board of Directors because of the industry perspective and experience that he brings as our founder, Chairman of our Board of Directors, and Chief Executive Officer.
There are no family relationships among our directors and executive officers.
Non-Employee Director Compensation Arrangements
In March 2018, our Board of Directors approved the cash and equity compensation described below for our non-employee directors. Messrs. Fenton, Haley, Pressman and Volpi waived all cash and equity compensation payable to them for their service on our Board of Directors during fiscal 2019.
We do not pay management directors for Board service in addition to their employee compensation.

Non-Employee Director Cash Compensation
Each non-employee director is entitled to receive an annual cash retainer for service on our Board of Directors and each Committee as follows:

Director Position	Annual Cash Retainer ($)
Board of Directors:
Lead Independent Director(1)	15,000
Member	30,000
Committee Chairperson:
Audit Committee	20,000
Compensation Committee	10,500
Nominating and Corporate Governance Committee	7,500
Committee Member:
Audit Committee	7,500
Compensation Committee	5,000
Nominating and Corporate Governance Committee	3,500
_____________________

(1)	The Lead Independent Director retainer is in addition to the retainer for service as a member of the Board of Directors.
A non-employee director may annually elect to receive RSUs, referred to as Cash Compensation RSUs, granted under our 2018 Equity Incentive Plan (2018 Plan), in lieu of cash compensation, by making an irrevocable election on or prior to January 31 of each calendar year. The number of shares receivable upon such election is calculated by dividing the total amount of cash compensation payable to such director for such fiscal year by the closing price of our Class A common stock on February 1 of such fiscal year. Cash Compensation RSUs fully vest on January 31 following the year of grant, so long as the non-employee director continues to serve on our Board of Directors through such date, or, if earlier, upon the consummation of a corporate transaction (as defined in our 2018 Plan).
Non-Employee Director Equity Compensation
Each non-employee director is entitled to receive RSUs under our 2018 Plan, as follows:
Initial Appointment RSU Grant. Each new non-employee director appointed to our Board of Directors after the date of our initial public offering (IPO) will be granted RSUs (Initial Appointment RSUs) on the date of his or her appointment with an aggregate value of $275,000 based on the closing price of our Class A common stock on the date of grant. The aggregate value of the Initial Appointment RSUs may be increased by our Chief Executive Officer in his sole discretion; provided, that such value, when combined with other equity or cash compensation received by such new non-employee director, may not exceed $900,000 in the calendar year of initial appointment. Initial Appointment RSU awards vest with respect to one-third of the total number of RSUs subject to such award each year beginning on the anniversary of the date of grant, so long as the non-employee director continues to provide services to us through each vesting date. In addition, Initial Appointment RSUs fully vest upon the consummation of a corporate transaction (as defined in our 2018 Plan).
Annual RSU Grant. Each non-employee director who is serving on our Board of Directors on the date of each annual meeting of stockholders, beginning with the Annual Meeting, and who will continue to serve on our Board of Directors following such annual meeting, will automatically be granted RSUs (Annual RSUs) on the date of such annual meeting having an aggregate value of $150,000 based on the closing price of our Class A common stock on the date of grant. The Annual RSUs fully vest on the earlier of (i) the date of the following year’s annual meeting of stockholders and (ii) the anniversary of the date of grant, provided the non-employee director continues to provide services with us through such vesting date. In addition, the Annual RSUs fully vest upon the consummation of a corporate transaction (as defined in our 2018 Plan).

2018 RSU Grant. Each non-employee director serving on our Board of Directors on June 15, 2018, and who did not waive his or her right to compensation, was granted RSUs (2018 RSUs) having an aggregate value of $150,000 based on the closing price of our Class A common stock on the date of grant. The 2018 RSUs fully vest on June 15, 2019, so long as the non-employee director continues to serve on our Board of Directors through such date, or, if earlier, upon the consummation of a corporate transaction (as defined in our 2018 Plan).
Pursuant to the terms of our 2018 Plan, none of the equity awards described above may exceed $650,000 in a calendar year (or $900,000 in the calendar year of a non-employee director’s initial service on our Board of Directors), when combined with the cash compensation received by such non-employee director for service on our Board of Directors.
Fiscal 2019 Director Compensation
The following table provides information for fiscal 2019 regarding all compensation awarded to, earned by or paid to each person who served as a director for some portion or all of fiscal 2019, other than Mr. Tzuo, the Chairman of our Board of Directors and Chief Executive Officer. Mr. Tzuo is not included in the table below, as he is an employee and receives no compensation for his service as director. The compensation received by Mr. Tzuo as an employee is set forth in the "Executive Compensation" section below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)	Total ($)
Peter Fenton	—	—	—
Kenneth A. Goldman(3)	37,500	149,983	187,483
Timothy Haley	—	—	—
Jason Pressman	—	—	—
Michelangelo Volpi	—	—	—
Magdalena Yesil(4)	39,375	149,983	189,358
_____________________

(1)	Messrs. Fenton, Haley, Pressman and Volpi waived all cash and equity compensation payable to them for their service on our Board of Directors during fiscal 2019.

(2)
The amounts reported in this column represent the aggregate grant date fair value of RSUs awards for Class A common stock made to directors in fiscal 2019, as computed in accordance with Financial Accounting Standard Board (FASB) Accounting Standards Codification Topic 718 (ASC 718). These amounts reflect the accounting cost for these RSUs and do not represent the actual economic value that may be realized by the director. For information on the assumptions used to calculate the grant date fair value of the stock options, refer to Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2019.

(3)
As of January 31, 2019, Mr. Goldman held RSUs for 4,331 shares of our Class A common stock and options to purchase 75,000 shares of Class B common stock. The RSUs will fully vest on June 15, 2019. The stock option vests over a four-year period at the rate of 1/16th of the shares underlying the stock option quarterly following the February 1, 2016 vesting commencement date and expires up to ten years after the date of grant. The stock option is early exercisable and, in the event of a change of control, all of the unvested shares subject to the stock option will become immediately vested and exercisable as of the date immediately prior to the change of control. As of January 31, 2019, all 75,000 shares of Class B common stock underlying the stock option were unvested. For Mr. Goldman's other holdings, please see footnote 6 to the table under "Security Ownership of Certain Beneficial Owners and Management" below.

(4)
As of January 31, 2019, Ms. Yesil held RSUs for 4,331 shares of our Class A common stock and options to purchase 101,561 shares of Class B common stock. The RSUs will fully vest on June 15, 2019. The stock option vests over a four-year period at the rate of 1/16th of the shares underlying the stock option quarterly following the May 23, 2017 vesting commencement date and expires up to ten years after the date of grant. The stock option is early exercisable and also provides that, in the event of a change of control, all of the unvested shares subject to the stock option will become immediately vested and exercisable as of the date immediately prior to the change of control. As of January 31, 2019, 78,122 shares of Class B common stock underlying the stock options were unvested.

Our Board of Directors recommends that you vote “FOR ALL" nominees in the election of Class I directors

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
Our Audit Committee has selected KPMG LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for our fiscal year ending January 31, 2020 (fiscal 2020). KPMG LLP has audited our financial statements since 2011.
Our Audit Committee recommends that stockholders vote for ratification of its selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020, which ratification requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting. In the event that KPMG LLP is not ratified by our stockholders, the Audit Committee will review its future selection of KPMG LLP as our independent registered public accounting firm.
Representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement at the Annual Meeting, if they desire to do so, and to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, KPMG LLP periodically rotates the individuals who are responsible for our audit.
In addition to performing the audit of our consolidated financial statements, KPMG LLP provided various other services during the fiscal years ended January 31, 2018 and 2019. Our Audit Committee has determined that KPMG LLP’s provision of these services, which are described below, does not impair KPMG LLP's independence from us. During the fiscal years ended January 31, 2018 and 2019, fees for services provided by KPMG LLP were as follows:

	2018	2019
Audit fees(1)	$2,210,597	$1,173,000
Tax fees(2)	—	28,000
Other fees(3)	1,780	1,780
Total fees	$2,212,377	$1,202,780
_____________________

(1)
“Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; comfort letters, consents and assistance with and review of documents filed with the SEC, including our registration statement on Form S-1 related to our initial public offering in April 2018; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)
"Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters, assistance with sales tax and assistance with tax audits.

(3)	"Other fees" include fees for services other than the services reported in audit fees, audit-related fees, and tax fees. These fees relate to our subscription to KPMG LLP’s accounting research tool.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm and the fees for the services to be performed. In addition, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services up to $50,000 per service matter or project, subject to ratification by the Audit Committee at its next regularly scheduled quarterly meeting following such approval. Services that require pre-approval include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our Audit Committee.
Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2020

EXECUTIVE COMPENSATION
Overview
Our executive compensation programs are designed to attract, motivate, incentivize and retain our executive officers, who contribute to our long-term success. Pay that is competitive, rewards performance and effectively aligns the interests of our executive officers with those of our long-term stockholders is key to our compensation program design and decisions. We structure our executive compensation programs to be heavily weighted towards long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.

Our Compensation Committee is responsible for the compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Our Chief Executive Officer makes compensation recommendations to our compensation committee for each of our executive officers, other than with respect to his own compensation. These recommendations cover each executive officer’s total target direct compensation, consisting of base salary and short-term and long-term compensation, including equity incentives. In making these recommendations, our Chief Executive Officer considers a variety of factors, including our results, the executive officer’s individual contribution toward these results, the executive officer’s role and performance of his duties and his achievement of individual goals, as well as the relative compensation among all of our executive officers. Our Compensation Committee reviews the recommendations of our Chief Executive Officer and other data, including compensation survey data and publicly-available data of our peers. Our Compensation Committee then determines the target total direct compensation, and each element thereof, for each of our executive officers, including our Chief Executive Officer. While our Chief Executive Officer typically attends meetings of our Compensation Committee, our Compensation Committee meets outside the presence of our Chief Executive Officer when discussing his compensation and when discussing certain other matters as well.

In fiscal 2019, the Compensation Committee continued to retain Compensia Inc., a national compensation consulting firm with compensation expertise relating to technology companies, to provide it with market information, analysis and other advice relating to executive compensation on an ongoing basis. The Compensation Committee engaged Compensia, Inc. to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. We do not believe the retention of, and the work performed by, Compensia, Inc. creates any conflict of interest.

For fiscal 2019, our "Named Executive Officers", which consisted of our Chief Executive Officer and the two most highly-compensated executive officers (other than the Chief Executive Officer), were:

•	Tien Tzuo, Chairman of the Board of Directors and Chief Executive Officer;

•	Marc Diouane, President; and

•	Jennifer W. Pileggi, Senior Vice President, General Counsel, and Corporate Secretary.

The compensation awarded to, earned by, or paid to our Named Executive Officers for services rendered during fiscal 2019 and fiscal 2018, as applicable, is set forth in the “Summary Compensation Table” below and accompanying footnotes and narrative that follow this section.

Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by or paid to each of our Named Executive Officers for all services rendered in all capacities during fiscal 2019 and fiscal 2018.

Name and Principal Position	Fiscal Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Tien Tzuo	2019	350,000	2,453,636	178,720	14,225	2,996,581
Chairman and Chief Executive Officer	2018	300,000	—	102,120	—	402,120
Marc Diouane	2019	350,000	821,192	285,950	—	1,457,142
President	2018	350,000	1,592,446	212,626	—	2,155,072
Jennifer W. Pileggi Senior Vice President, General Counsel, and Corporate Secretary(4)	2019	275,000	575,857	112,338	—	963,195
_____________________

(1)
The amounts in this column represent the grant date fair value of the stock options granted to our Named Executive Officers during fiscal 2019 and 2018, as applicable, as computed in accordance with ASC 718. These amounts reflect the accounting cost for these options and do not represent the actual economic value that may be realized by the Named Executive Officer from the stock options. For information on the assumptions used to calculate the grant date fair value of the stock options, refer to Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2019.

(2)
The amounts reported represent the amounts earned based upon achievement of certain performance goals under our executive bonus program. Payments for fiscal 2019 are described in greater detail in the section titled “Non-Equity Incentive Plan Compensation.”

(3)	Amount represents airfare costs for Mr. Tzuo's family to attend Zuora's annual motivational sales team and leadership event.

(4)	The fiscal 2018 compensation information for Ms. Pileggi is not included because she was not a named executive officer in fiscal 2018.

Equity Compensation
From time to time, we have granted equity awards in the form of stock options to our Named Executive Officers, which are generally subject to vesting based continued service by the applicable Named Executive Officer. Each of our Named Executive Officers held outstanding stock options to purchase shares of our Class B common stock that were granted under our pre-IPO equity incentive plans, namely our 2006 Stock Plan (2006 Plan) and our 2015 Equity Incentive Plan (2015 Plan), as set forth in the table below.

Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information on outstanding equity awards held by our Named Executive Officers as of January 31, 2019.

			Option Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Expiration Date
Tien Tzuo	11/18/14	(2)	1,916,285	—	3.04	11/18/24
	03/08/18	(3)	375,000	—	7.94	03/08/28
Marc Diouane	11/18/14	(4)	10,416	—	3.04	11/18/24
	05/24/16	(5)	124,999	—	3.08	05/24/26
	02/04/17	(6)	199,883	—	3.28	02/04/27
	08/10/17	(7)	600,000	—	5.16	08/10/27
	03/08/18	(8)	125,000	—	7.94	03/08/28
Jennifer W. Pileggi	07/16/15	(9)	100,000	—	3.34	07/16/25
	11/17/15	(10)	50,000	—	3.48	11/17/25
	02/04/17	(11)	74,999	—	3.28	02/04/27
	03/08/18	(12)	87,500	—	7.94	03/08/28
_____________________

(1)
Outstanding options in this table with a grant date on or before November 18, 2014 were granted under our 2006 Plan. Options in this table granted after such date were awarded under our 2015 Plan. All options in this table were granted before our IPO and are for rights to purchase shares of our Class B common stock. Each option in the table also includes an early exercise provision allowing for the exercise as to unvested shares, subject to our right of repurchase, and the vesting of each option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change of Control.”

(2)
The stock option vests at a rate of 1/60th of the shares underlying the stock option vesting each month following the grant date. A total of 319,380 shares subject to the stock option were unvested at the end of fiscal 2019.

(3)
The stock option vests at a rate of 1/48th of the shares underlying the stock option vesting each month following the grant date. A total of 296,870 shares subject to the stock option were unvested at the end of fiscal 2019.

(4)	The stock option is fully vested.

(5)
The stock option vests at a rate of 1/48th of the shares underlying the stock option vesting each month following the grant date. A total of 41,664 shares subject to the stock option were unvested at the end of fiscal 2019.

(6)
The stock option vests at a rate of 1/48th of the shares underlying the stock option vesting each month following February 1, 2017. A total of 130,200 shares subject to the stock option were unvested at the end of fiscal 2019.

(7)
The stock option vests with respect to 200,000 shares at a rate of 1/12 on each monthly anniversary following our IPO. The remaining 400,000 shares vested in full on January 31, 2019, upon achievement of an applicable gross annual recurring revenue performance milestone. A total of 50,002 shares subject to the option were unvested at the end of fiscal 2019.

(8)
The stock option vests at a rate of 1/48th of the shares underlying the stock option vesting each month following the grant date. A total of 98,953 shares subject to the stock option were unvested at the end of fiscal 2019.

(9)
The stock option vests at a rate of 1/4th of the shares underlying the stock option on June 8, 2016, and 1/48th of the shares on each monthly anniversary thereafter. A total of 20,832 shares were unvested at the end of fiscal 2019.

(10)
The stock option vests at a rate of 1/12th of the shares underlying the stock option vesting each month following June 8, 2019. All shares subject to the option were unvested at the end of fiscal 2019.

(11)
The stock option vests at a rate of 1/48th of the shares underlying the stock each month following February 1, 2019. A total of 39,060 shares subject to the stock option were unvested at the end of fiscal 2019.

(12)
The stock option vests at a rate of 1/48th of the shares underlying the stock option vesting each month following the grant date. A total of 69,268 shares subject to the stock option were unvested at the end of fiscal 2019.

Non-Equity Incentive Plan Compensation
Messrs. Tzuo and Diouane and Ms. Pileggi participated in our executive bonus program during fiscal 2019. Incentives under our executive bonus program were payable quarterly based on our achievement of certain company financial targets. For fiscal 2019, the performance metrics were based on revenue targets, sales and marketing efficiency, and margin targets. For fiscal 2019, the target bonus amounts were $175,000 for Mr. Tzuo, $280,000 for Mr. Diouane, and $110,000 for Ms. Pileggi. Amounts earned by Messrs. Tzuo and Diouane and Ms. Pileggi for fiscal 2019 under the discretionary annual bonus program are set forth in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column.
Offer Letters
We have entered into offer letters with each of the Named Executive Officers. In addition, each of our Named Executive Officers has executed a form of our standard confidential information and invention assignment agreement. Any potential payments and benefits due upon a termination of employment or a change of control of us are further described below in “Potential Payments upon Termination or Change of Control.”
Mr. Tzuo’s Offer Letter
In March 2018, we entered into an offer letter with Mr. Tzuo, our Chairman and Chief Executive Officer. The offer letter has no specific term and provides for at-will employment. The offer letter provides for an annual base salary of $350,000, subject to periodic review. Under the offer letter, Mr. Tzuo is also eligible to participate in our executive bonus program and other employee benefits, including health insurance, as we establish for our other similarly situated employees from time to time.
Mr. Diouane’s Offer Letter
In March 2018, we entered into an offer letter with Mr. Diouane, our President. The offer letter has no specific term and provides for at-will employment. The offer letter provides for an annual base salary of $350,000, subject to periodic review. Under the offer letter, Mr. Diouane is also eligible to participate in our executive bonus program and other employee benefits, including health insurance, as we establish for our other similarly situated employees from time to time.
Ms. Pileggi’s Offer Letter
In March 2018, we entered into an offer letter with Ms. Pileggi, our Senior Vice President, General Counsel, and Corporate Secretary. The offer letter has no specific term and provides for at-will employment. The offer letter provides for an annual base salary of $275,000, subject to periodic review. Under the offer letter, Ms. Pileggi is also eligible to participate in our executive bonus program and other employee benefits, including health insurance, as we establish for our other similarly situated employees from time to time.

Potential Payments upon Termination or Change of Control
In May 2017, we entered into change in control and severance agreements with all of our executive officers, including our Named Executive Officers. The severance agreements provide for the following benefits upon a qualifying termination, which means a termination by us without cause or, for Mr. Tzuo only, a termination by the executive for good reason (as such terms are defined in the severance agreement), outside of a change in control (as such term is defined in the severance agreement) in exchange for a general release of claims: a (i) lump sum severance payment of six months of base salary and (ii) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for six months for the executive officer and his or her eligible dependents. If the executive officer is subject to a qualifying termination within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the twelve months following a change in control, the severance agreements provide the following benefits in exchange for a general release of claims: (i) a lump sum severance payment of twelve months of base salary, (ii) 100% acceleration of any then-unvested equity awards, and (iii) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for twelve months for the executive officer and his or her eligible dependents.
401(k) Plan
We maintain a 401(k) retirement plan for the benefit of our employees. The 401(k) plan is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code, and contains a cash or deferred arrangement governed by Section 401(k) of the Code, so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of any contributions under the 401(k) plan that may be designated as Roth contributions). Under the 401(k) plan, participating employees may defer 100% of their eligible pre-tax earnings up to the Code’s annual contribution limit. With certain exceptions, all full-time employees who are over the age of 21 are eligible to participate in the 401(k) plan immediately. The 401(k) plan does not permit investment of participant contributions or employer contributions in our common stock. Employer contributions under the 401(k) plan are discretionary. Such employer contributions, if made, would vest according to a six-year graduated schedule. We have made no employer contributions to the plan to date.
Limitations on Liability and Indemnification Matters
Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law (DGCL). Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.
Our restated certificate of incorporation and our restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and certain of our other employees, in addition to the indemnification provided for in our restated certificate of incorporation and restated bylaws. These agreements, among other things, require us to indemnify our directors, officers, and key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines, and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.
We believe that provisions of our restated certificate of incorporation, restated bylaws, and indemnification agreements are necessary to attract and retain qualified directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our restated certificate of incorporation and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act)may be permitted to directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Rule 10b5-1 Sales Plans
Our Insider Trading Policy requires that each of our directors, executive officers and the members of Zuora’s executive management team who report directly to our CEO conducts any open market sales or purchases of our securities only through use of stock trading plans adopted pursuant to Rule 10b5-1 of the Exchange Act. Under Rule 10b5-1, insiders can buy and sell our stock over a designated period by adopting pre-arranged stock trading plans at a time when they are not aware of material nonpublic information about us, and thereafter sell shares of our common stock in accordance with the terms of their stock trading plans without regard to whether or not they are in possession of material nonpublic information about Zuora at the time of the sale. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan only under specified circumstances.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of January 31, 2019 with respect to compensation plans under which shares of our Class A common stock or Class B common stock may be issued.

Plan category	Class of Common Stock	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted- average exercise price of outstanding options ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)(#)
		(a)	(b)	(c)
Equity compensation plans approved by security holders	Class A(2)	1,534,989	$21.79	9,711,735(4)
	Class B(3)	15,067,871	$4.64
Equity compensation plans not approved by security holders		—	—	—
Total	Class A and Class B	16,602,860	$4.81	9,711,735
_____________________

(1)
The weighted-average exercise price is calculated based solely on outstanding stock options. It does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.

(2)	Includes the 2018 Plan and the 2018 Employee Stock Purchase Plan (2018 ESPP).

(3)	Includes the 2006 Plan and the 2015 Plan.

(4)
Consists of 1,952,157 shares of Class A common stock available under the 2018 ESPP, including shares subject to outstanding rights that were under offering periods in progress as of January 31, 2019, and 7,759,578 shares of Class A common stock available under the 2018 Plan. There are no shares of common stock available for issuance under our 2006 Plan or 2015 Plan, but these plans continue to govern the terms of options and RSUs granted thereunder. Any shares of Class B common stock that are subject to outstanding awards under the 2006 Plan or the 2015 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of Class A common stock under our 2018 Plan. In addition, the number of shares reserved for issuance under our 2018 Plan increased automatically by 6,315,390 on February 1, 2019 and will increase automatically on the first day of February of each of 2020 through 2028 by the number of shares equal to 5% of the total issued and outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding January 31 or a lower number approved by our Board of Directors. The number of shares reserved for issuance under our 2018 ESPP increased automatically by 1,263,078 on February 1, 2019 and will increase automatically on the first day of February of each year during the term of the 2018 ESPP by the number of shares equal to 1% of the total outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding January 31 or a lower number approved by our Board of Directors. These increases are not reflected in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2019, by:

•	each of our named executive officers;

•	each of our directors or director nominees;

•	all of our directors and executive officers as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our Class A common stock or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 81,723,738 shares of Class A common stock and 28,753,304 shares of Class B common stock outstanding as of March 31, 2019. Shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2019 or RSUs that may vest and settle within 60 days of March 31, 2019 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o Zuora, Inc., 3050 South Delaware Street, Suite 301, San Mateo, California 94403.

	Shares Beneficially Owned
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%	% of Total Voting Power(1)
Named Executive Officers and Directors:
Tien Tzuo(2)	—	—	10,018,636	32.3	25.6
Marc Diouane(3)	1,785	*	1,408,197	4.7	3.7
Jennifer Pileggi(4)	51,785	*	302,499	1.0	*
Peter Fenton(5)	97,793	*	7,693,293	26.8	20.9
Kenneth A. Goldman(6)	1,058	*	230,000	*	*
Timothy Haley(7)	122,592	*	2,986,440	10.4	8.1
Jason Pressman(8)	41,952	*	2,763,122	9.6	7.5
Michelangelo Volpi(9)	—	—	1,428,157	5.0	3.9
Magdalena Yesil(10)	—	—	157,204	*	*
All executive officers and directors as a group (11 persons)(11)	320,535	*	28,436,680	84.6	68.2

Other 5% Stockholders:
Entities affiliated with Benchmark Capital Partners(12)	—	—	7,693,293	26.8	20.8
Entities affiliated with Redpoint Omega(13)	—	—	2,986,440	10.4	8.1
Entities affiliated with Shasta Ventures(14)	—	—	2,763,122	9.6	7.5
Entities affiliated with The Vanguard Group(15)	4,090,056	5.0	—	—	1.1
Entities affiliated with Tenaya Capital (16)	4,511,237	5.5	—	—	1.2
____________________

*	Less than 1%

(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class outstanding as of March 31, 2019. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2)
Consists of (i) 6,993,085 shares of our Class B common stock held of record by Tien Tzuo, as Trustee of the 70 Thirty Trust, (ii) 367,133 shares of our Class B common stock held of record by Tien Tzuo, as Trustee of the Tien Tzuo 2010 Annuity Trust, (iii) 367,133 shares of our Class B common stock held of record by Renyan Tzuo, Mr. Tzuo’s spouse, as Trustee of the Renyan Tzuo 2010 Annuity Trust, and (iv) 2,291,285 shares of our Class B common stock subject to options that are exercisable within 60 days of March 31, 2019, of which 457,246 shares were unvested, but early exercisable within 60 days of March 31, 2019.

(3)
Consists of (i) 1,785 shares of our Class A common stock, (ii) 477,899 shares of our Class B common stock, and (iii) 930,298 shares of our Class B common stock subject to options held by Mr. Diouane that are exercisable within 60 days of March 31, 2019, of which 229,152 shares were unvested, but early exercisable within 60 days of March 31, 2019.

(4)
Consists of (i) 51,785 shares of our Class A common stock, of which 50,000 shares were held by The Bradley and Jennifer Pileggi Trust for which Ms. Pileggi is trustee, and (ii) 302,499 shares of our Class B common stock subject to options that are exercisable within 60 days of March 31, 2019, of which 148,950 shares were unvested but early exercisable within 60 days of March 31, 2019.

(5)
Consists of 97,793 shares of our Class A common stock held of record by the Peter Fenton Revocable Trust for which Mr. Fenton is trustee, and the shares of our Class B common stock held by the entities affiliated with Benchmark Capital Partners described in footnote 12 below.

(6)
Consists of (i) 1,058 shares of our Class A common stock held of record by the Goldman-Valeriote Family Trust, of which Mr. Goldman is a trustee, (ii) 155,000 shares of our Class B common stock, of which 100,000 shares are held of record by GV Partners L.P., and (iii) 75,000 shares of our Class B common stock subject to options held by Mr. Goldman that are exercisable within 60 days of March 31, 2019, of which 46,875 shares were unvested, but early exercisable within 60 days of March 31, 2019. GV Partners L.P. is a family limited partnership of which Mr. Goldman is the managing member, and he may be deemed to hold voting and dispositive power over the shares held by the partnership.

(7)
Consists of (i) 100,054 shares of our Class A common stock held of record by the Haley-McGourty Family Trust for which Mr. Haley is a trustee, (ii) 22,538 shares of our Class A common stock held of record by Haley-McGourty Partners of which Mr. Haley is a general partner, and (iii) the shares of our Class B common stock held by the entities affiliated with Redpoint Omega described in footnote 13 below.

(8)
Consists of (i) 41,952 shares of Class A common stock held of record by the Jason Pressman Trust, of which Mr. Pressman is trustee, and (ii) the shares of our Class B common stock held by the entities affiliated with Shasta Ventures described in footnote 14 below.

(9)
Consists of (i) 1,405,157 shares of our Class B common stock held of record by Index Ventures Growth II (Jersey), L.P., (ii) 5,148 shares of our Class B common stock held of record by Index Ventures Growth II Parallel Entrepreneur Fund (Jersey), L.P (Index Funds), and (iii) 17,852 shares of Class B common stock held of record by Yucca (Jersey) SLP (Index Funds). Mr. Volpi is a general partner within the Index Ventures advisory group, which acts as an advisor to Index Funds. Advisors within the Index Ventures advisory group provide advice to Index Funds but do not have any voting, investment, and dispositive power with respect to the shares held by these entities and, therefore, Mr. Volpi is involved in making recommendations to Index Funds but does not hold voting or dispositive power over the shares held by Index Funds. The principal address of Index Ventures Growth II (Jersey), L.P. and Index Ventures Growth II Parallel Entrepreneur Fund (Jersey), L.P. is 44 Esplanade, St Helier, Jersey JE1 3FG, Channel Islands, and the principal address of Yucca (Jersey) SLP is 44 Esplanade, St Helier, Jersey JE4 9WG, Channel Islands.

(10)
Consists of (i) 55,643 shares of our Class B common stock and (ii) 101,561 shares of our Class B common stock subject to options held by Ms. Yesil that are exercisable within 60 days of March 31, 2019, of which 62,496 shares are unvested, but early exercisable within 60 days of March 31, 2019.

(11)
Consists of (i) 320,535 shares of our Class A common stock, (ii) 23,591,084 shares of our Class B common stock, and (iii) 4,845,596 shares of our Class B common stock subject to options exercisable within 60 days of March 31, 2019, held by all of our executive officers and directors, as a group, of which 1,530,532 shares are unvested, but early exercisable within 60 days of March 31, 2019.

(12)
Consists of (i) 5,882,624 shares of Class B common Stock directly owned by Benchmark Capital Partners V, L.P. (BCP V), (ii) 720,849 shares are directly owned by Benchmark Founders' Fund V, L.P. (BFF V), (iii) 138,016 shares of Class B common stock directly owned by Benchmark Founders' Fund V-A, L.P. (BFF V-A), (iv) 108,601 shares of Class B common stock directly owned by Benchmark Founders' Fund V-B, L.P. (BFF V-B) and (v) 843,203 shares of Class B common stock held in nominee form for the benefit of persons associated with Benchmark Capital Management Co. V, L.L.C. (BCMC V), based solely on the Schedule 13G filed with the Securities and Exchange Commission on February 11, 2019, reporting beneficial ownership of BCMC V, BCP V, BFF V, BFF V-A, and BFF V-B, as of December 31, 2018. BCMC V reported that it is the general partner of BCP V, BFF V, BFF V-A, and BFF V-B and may be deemed to have sole voting power and sole dispositive power with respect to these shares of our Class B common stock. Alexandre Balkanski, Bruce W. Dunlevie, Peter Fenton, J. William Gurley, Kevin R. Harvey, Robert C. Kagle, Mitchell H. Lasky, and Steven M. Spurlock, the managing members of BCMC V, may be deemed to have shared voting power and shared dispositive power with respect to these shares of our Class B common stock. The address of the entities affiliated with Benchmark Capital Partners is c/o Benchmark Capital Partners, 2965 Woodside Road, Woodside, CA 94062.

(13)
Consists of (i) 2,904,312 shares of our Class B common stock held of record by Redpoint Omega, L.P. and (ii) 82,128 shares of our Class B common stock held of record by Redpoint Omega Associates, LLC. Redpoint Omega, LLC is the general partner of Redpoint Omega, L.P. Voting and dispositive decisions with respect to the shares held by Redpoint Omega, L.P. and Repoint Omega Associates, LLC are made by the managing members of Repoint Omega, LLC and Redpoint Omega Associates, LLC: Jeffrey D. Brody, R. Thomas Dyal, Mr. Haley, John L. Walecka, Geoffrey Y. Yang, Christopher B. Moore, and W. Allen Beasley. The address of the entities affiliated with Redpoint Omega is c/o Redpoint Omega, 3000 Sand Hill Road, Building 2, Suite 290, Menlo Park, California 94025.

(14)
Consists of 2,763,122 shares of our Class B common stock held of record by Shasta Ventures II, L.P. Shasta Ventures II GP, LLC is the general partner of Shasta Ventures II, L.P. Shasta Ventures II, L.P. and Shasta Ventures II GP, LLC share dispositive and voting power with respect to all of the shares. The address of the entities affiliated with Shasta Ventures is c/o Shasta Ventures, 2440 Sand Hill Road, Suite 300, Menlo Park, CA 94025.

(15)
Based solely on the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2019, reporting beneficial ownership as of December 31, 2018. The Vanguard Group has sole dispositive power with respect to 4,087,891 shares, shared dispositive power with respect to 2,165 shares, sole voting power with respect to 2,165 shares and does not share voting for any of the shares. The Vanguard Group's address is 100 Vanguard Blvd., Malvern, PA 19355.

(16)
Based solely on the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2019, reporting beneficial ownership as of December 31, 2018 for Tenaya Capital V, LP (Tenaya Capital V), Tenaya Capital V-P, LP (Tenaya Capital V-P). Tenaya Capital V held 3,535,529 shares of our Class A common stock and Tenaya Capital V-P held 975,708 shares of our Class A common stock. The address of the entities affiliated with Tenaya Capital is 280 Alpine Road, Portola Valley, CA 94028.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
Our Audit Committee has reviewed and discussed with our management and KPMG LLP our audited consolidated financial statements for the fiscal year ended January 31, 2019. Our Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees.”
Our Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our Audit Committee concerning independence, and has discussed with KPMG LLP its independence from us.
Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2019 for filing with the SEC.

Submitted by the Audit Committee
Kenneth A. Goldman, Chair
Peter Fenton
Michelangelo Volpi

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Our restated bylaws provide that, for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Zuora, Inc., 3050 South Delaware Street, Suite 301, San Mateo, California 94403, Attn: Corporate Secretary.
To be timely for our 2020 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Pacific Time on March 5, 2020 and not later than 5:00 p.m. Pacific Time on April 4, 2020. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our restated bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2020 annual meeting of stockholders must be received by us no later than January 9, 2020 in order to be considered for inclusion in our proxy materials for that meeting.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the fiscal year ended January 31, 2019, except for three reports reporting a total of eight transactions that were filed late by Cougar Investment Holdings LLC and related entities, a holder at the time of more than 10% of our common stock.
Available Information
Our financial statements for our fiscal year ended January 31, 2019 are included in our 2019 Annual Report on Form 10-K, which we provide to our stockholders at the same time as this Proxy Statement. Our 2019 Annual Report and this Proxy Statement are also available on our website at https://investor.zuora.com under “SEC Filings” in the “Financials” section of our website. In addition, we will mail, without charge, a copy of our 2019 Annual Report and Proxy Statement upon request. Stockholders may make requests to Alliance Advisors LLC by calling (877) 777-2857 or writing to Alliance Advisors LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ  07003.
Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. Below are instructions to sign up for electronic delivery:
Registered Owner (you hold our common stock in your own name through our transfer agent, Computershare Trust Company, N.A., or you are in possession of stock certificates): visit www.computershare.com and log into your account to enroll.
Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Computershare Trust Company, N.A., our transfer agent, at (800) 962-4284 or visit www.computershare.com with questions about electronic delivery.
“Householding”—Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time, and may request additional copies of the Annual Report and Proxy Statement, by contacting Alliance Advisors LLC by calling (877) 777-2857 or writing to Alliance Advisors LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ  07003.
Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding.

OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of 2019 Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors,

Jennifer W. Pileggi
Senior Vice President, General Counsel, and Corporate Secretary

zuora

PROXY FOR ANNUAL MEETING TO BE HELD ON JUNE 18, 2019

The undersigned stockholder of Zuora, Inc. (Zuora) hereby appoints Tyler Sloat and Jennifer Pileggi, or either of them, as the true and lawful attorneys and proxies of the undersigned, each with full power of substitution and with authority to act in the absence of the other, and authorizes them, and each of them, to vote all shares of common stock of Zuora, which the undersigned is entitled to vote as of the record date for the Annual Meeting of Stockholders to be held at the San Mateo Marriott hotel located at 1770 S. Amphlett Boulevard, San Mateo, California 94402 on June 18, 2019 at 9:30 am Pacific Time upon the matters specified herein and upon such other matters as may properly come before the meeting and any adjournments, continuations, or postponements thereof, subject to the directions indicated on the reverse side hereof, and hereby revokes any proxy heretofore given.

This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR ALL Class I Director Nominees and FOR the ratification of KPMG LLP as Zuora's independent registered accounting firm for fiscal 2020.**

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(IMPORTANT — This Proxy must be signed and dated on the reverse side.)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 18, 2019:

The Zuora 2019 Proxy Statement and 2019 Annual Report to Stockholders on Form 10-K are available at: http://www.viewproxy.com/Zuora/2019

Please mark your votes like this ☒

The Board of Directors recommends you vote FOR the following:

1. Election of two Class I directors to serve until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified:

Nominees: ☐ **FOR ALL** ☐ **WITHHOLD ALL** ☐ **FOR ALL EXCEPT**

01 Timothy Haley

02 Magdalena Yesil

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR All EXCEPT" and write the number(s) of the nominees on the line below.

____

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

The Board of Directors recommends you vote FOR the following proposal:

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

NOTE: The proxies may vote in their discretion upon any other matters as may properly come before the meeting or any adjournments, continuations, or postponements thereof.

I plan on attending the Annual Meeting ☐

NOTE: Please mark, date and sign this proxy card and return it in the accompanying envelope. Please sign as your name appears hereon. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. If a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer.

Date: ______________________________

Signature ______________________________

Signature ______________________________
(if held jointly)

CONTROL NUMBER

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

SCAN TO
VIEW MATERIALS & VOTE

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet up until 11:59 P.M. ET the day before the meeting date:

Go to www.AALVote.com/ZUO

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone up until 11:59 P.M. ET the day before the meeting date:

Call 1 866-804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.